Certification under Section 906 Of the Sarbanes-Oxley Act of 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Online Resources Corporation.

By: /s/ Matthew Lawlor Name: Matthew P. Lawlor Title: Chairman of the Board, and Chief Executive Officer

By: /s/ Catherine Graham Name: Catherine Graham Title: Executive Vice President, and Chief Financial Officer (Principal Financial Officer)